EXHIBIT 10(iii)

                             EXPRESSVU INC.

                        APPROVED AGENT AGREEMENT

           This Agreement made this 10th day of October, 1995

                                 Between


                            ExpressVu Inc.
                       1290 Central Parkway West
                              Suite 1008
                         Mississauga, Ontario
                                L5C 4R3

               (hereinafter referred to as "ExpressVu")


                                 -And-


                       West Coast Wireless Cable
                        #29 - 3347 262nd Street
                             Aldergrove BC
                                V4W2X2



           (hereinafter referred to as the "Approved Agent")




     WHEREAS ExpressVu is engaged in the business of providing a Direct to Home TV broadcast service in Canada.

     AND WHEREAS the Approved Agent wishes to act as an agent of such service.

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SECTION 1. DEFINED TERMS.  In this Agreement, the following terms shall be defined as follows:


     "ACTIVATION" means activating the Service for a Subscriber who, within the past 180 days of the date of becoming a Subscriber, has not previously been a Subscriber activated on the Service.

     "COMMERCIAL CUSTOMER" means a Subscriber who receives the Service for display in an establishment to which the general public is invited or permitted access.

     "CUSTOMER" means a Subscriber who is not a person engaged in the resale or distribution of the Services.

     "DISTRIBUTION BUSINESS" means the business to be carried on by the Approved Agent.

     "EXCLUSIVE APPROVED AGENT" means an agent who sells, services and installs only the digital ExpressVu system on an exclusive basis in accordance with Section 2.

     "INITIAL TERM" means a period of thirty-six (36) months under the terms of this Agreement.

     "MANUAL" means the agent's manual as from time to time provided to the Approved Agent by ExpressVu, together with all amendments made by ExpressVu and provided to the Approved Agent.

     "NON-EXCLUSIVE APPROVED AGENT" means an agent who sells, services and installs the Service on a non-exclusive basis in accordance with
     Section 2.

     "PREMISES" means the premises out of which the Approved Agent carries on the Distribution Business.

     "RESIDENTIAL CUSTOMER" means a Subscriber who receives the Service for display exclusively by the Subscriber only within that Subscribers residence.

     "SERVICE" means the Direct to Home broadcast service provided or to be provided by ExpressVu in Canada.

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     "SUBSCRIBER" means any person or entity that has subscribed to
     ExpressVu in order to receive the Service with satellite receiving equipment.

SECTION 2. APPOINTMENT. (1) ExpressVu hereby appoints the Approved Agent, and the Approved Agent hereby accepts appointment as, an agent of the Service. The Approved Agent shall promote and sell the Service to Customers in accordance with the terms and conditions of this Agreement.

     (2) The Approved Agent may, by agreement of the parties, be designated as an Exclusive Approved Agent or a Non-Exclusive Approved Agent as may be indicated on the signature page hereof opposite the name of the Approved Agent. If the Approved Agent has been designated as an Exclusive Approved Agent, the Approved Agent shall not sell, service or install any other Digital Direct to Home broadcast service other than the Service or any Direct to Home broadcast receiving equipment not compatible with the Service. If the parties have not agreed to designate the Approved Agent as an Exclusive Approved Agent, the Approved Agent shall be a non-exclusive Approved Agent.-

     (3) ExpressVu shall have the right to appoint any number of distributors of the Service and the Approved Agent shall not be entitled to exclusivity within any defined market.

SECTION 3. TERM OF AGREEMENT. The term of this Agreement is a period of thirty-six (36) months beginning on the 1ST day of NOVEMBER, 1995 and ending on the 31ST day of OCTOBER, 1998. This Agreement may be earlier terminated in accordance with Section 5 of Schedule "B".

SECTION 4. DUTIES AND RESPONSIBILITIES OF THE APPROVED AGENT. The Approved Agent agrees to promote and market the Service in a manner consistent with the expectations, policies and procedures of ExpressVu. Without limiting the generality of the foregoing, the Approved Agent agrees:

     i) To devote all necessary resources, time and attention to the establishment, development, and operation of the Distribution Business and to maximize the market penetration of the Service in the area served by the Approved Agent.

     ii)  Not to sell the Service to customers outside Canada.

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     iii) To distinguish between Residential Customers, Commercial
          Customers, SMATV and other classes of Customers for the purposes of activation.

     iv) To provide prompt, courteous and efficient service to every Customer and prospective Customer and adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct in all dealings with its customers, suppliers, ExpressVu and the public.

     v) To maintain the internal and external condition and appearance of the Premises including all signage as an attractive, modern, clean, convenient and efficiently operated business offering high quality products and prompt and courteous service.

     vi) To participate fully in national, regional, and local sales and service programs and promotions as ExpressVu may request.

     vii) To strictly comply with all applicable municipal, provincial and federal laws and regulations and the terms and conditions of all applicable orders, permits, certificates and licenses and obtain and maintain at all times all permits, certificates and licenses necessary or desirable for the proper conduct of the Distribution Business and pay when due all required taxes, duties and charges.

    viii) To provide all after-sales service to Customers, including but not limited to, repairs and maintenance of the satellite equipment and handling warranty claims, in order to maintain the Service as intended.

     ix) To obtain a receiver and other equipment necessary to receive the Service and maintain an operational display of the Service for demonstration purposes.

     x) Not to alter trade names or marks affixed to the receiver by ExpressVu or by the manufacturer or other distributor of receivers or repackage or relabel any promotional materials supplied by ExpressVu.

     xi)  To fulfill all performance criteria.

     All costs incurred by the Approved Agent in performing its obligations hereunder, should unless otherwise specifically agreed be the sole responsibility of the Approved Agent and shall not be subject to reimbursement by ExpressVu.

SECTION 5. DUTIES AND RESPONSIBILITIES OF EXPRESSVU. ExpressVu agrees:

     i) To supply the Approved Agent with reasonable quantities of promotional material in both English and French at a reasonable cost to the Approved Agent.

     ii) To participate in local co-operative advertising programs with the Approved Agent in accordance with Schedule A.

     iii) To inform the Approved Agent of changes to the rates, conditions, and other material aspects of the Service and the service area as soon as practical after any such change.

     iv) To refer potential Subscribers to the Approved Agent according to such procedures as ExpressVu may establish from time to time at a reasonable cost to the Approved Agent as determined by ExpressVu.

     v) To provide the Service (other than Pay and Pay Per View movies) for demonstration purposes within the Premises.

     vi) To activate qualified Subscribers referred to ExpressVu by the Approved Agent in accordance with their programming request. ExpressVu reserves the right to refuse to activate certain Subscribers at its discretion.

     vii) To loan to the Approved Agent, at no cost, an interior sign which designates the Distribution Business as an approved authorized ExpressVu Approved Agent.

    viii) To adhere to the highest standards, honesty, integrity, fair dealing, and ethical conduct in all dealings with its Customers, suppliers and dealers.

SECTION 6. ADVERTISING. (1) PROMOTIONS AND ADVERTISING. The Approved Agent shall participate in promotional programs, including national programs from time to time established by ExpressVu. These promotional programs may, at ExpressVu's option, promote the sale of hardware or the sale of the Service and may include programs directed towards existing Subscribers.

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          (2)  APPROVED AGENT ADVERTISING.  The Approved Agent may conduct advertising and promotions and produce its own advertising material in respect of the Service provided that the Approved Agent obtains the written approval of all advertising and promotions to be used by the Approved Agent. ExpressVu may from time to time make available to the agent advertising lay-out and material. ExpressVu reserves the right to limit the quantities of this material when provided free of charge to the Approved Agent and to charge the Approved Agent a reasonable price for certain of these materials.

          (3) CO-OPERATIVE ADVERTISING. ExpressVu will provide co-operative advertising funding to the Approved Agent according to Schedule
"A" Co-operative advertising must be approved by ExpressVu as provided in Schedule "A" prior to publication, and must be supported by proof of purchase and copy (tear sheet) when claiming approved reimbursement from ExpressVu. The Approved Agent shall comply with all guidelines outlined in the Manual with respect to co-operative advertising.

SECTION 7. TRADE MARKS. (1) The Approved Agent acknowledges that all trade marks associated with the Service and all goodwill associated with the trade marks or the Service are the exclusive property of ExpressVu.

          (2) The Approved Agent shall not use any of the trade marks as any part of its corporate, firm or business name(s), and may only use such of the trade marks and in such manner and for such purpose as ExpressVu may approve from time to time in writing.

          (3) The Approved Agent shall not, either directly or indirectly, dispute or contest the validity or enforceability of any of the trade marks, attempt any registration thereof, or attempt to dilute the value of any goodwill attaching to the trade marks or the Service. The Approved Agent shall immediately notify ExpressVu of any infringement of or challenge to the Approved Agent's use of the trade marks. This obligation shall survive any termination of this Agreement.

SECTION 8. COMMISSIONS: PAYMENT OF COMMISSIONS. ExpressVu will pay to the Approved Agent the commissions defined, calculated and determined in accordance with Schedule "A".

SECTION 9. PRODUCT PURCHASE AGREEMENT. The Approved Agent shall enter into a product purchase agreement for products compatible with the Service from Tee-Comm Electronics Inc. or any other vendor designated as an authorized manufacturer or wholesaler by ExpressVu.

SECTION 10. GENERAL PROVISION. The Standard Terms and Conditions attached as Schedule B are fully incorporated into this Agreement.

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to executed as follows:


                                   ExpressVu INC.


                                   Per: /s/
                                       ---------------------------------
                                       Authorized Signing Officer



                                   Per: /s/
                                       ---------------------------------
                                       Authorized Signing Officer




                                   [APPROVED AGENT]


The Approved Agent
                                   Per: /s/
                                       ---------------------------------
with the consent of                    Authorized Signing Officer
ExpressVu shall be
designated as (check one           Per: /s/
and initial):                          ---------------------------------
                                       Authorized Signing Officer


Exclusive Agent           X
                       ________


Non-Exclusive Agent    ________

                                                               SCHEDULE A

                             EXPRESSVU INC.
                        APPROVED AGENT AGREEMENT

                     COMMISSIONS, ADVERTISING, ETC.
                     ------------------------------

1. COMMISSIONS. Commissions payable to the Approved Agent in respect of programming for Subscribers subject to Activation shall be calculated and determined as set out below, provided, however, that for competitive market reasons, commissions with respect to promotions may be varied by ExpressVu from time to time. ExpressVu will give the Approved Agent no less that sixty (60) days notice of changes or additions to commission percentages or structure. Upfront commissions will be paid to the Approved Agent thirty
(30) days after confirmed Subscriber Activation and 'Residual Commissions' shall be paid to the Approved Agent quarterly, thirty (30) days after the end of each calendar quarter. Commissions will only be payable on receivers activated by the Approved Agent or their authorized employees.

1.1 UP-FRONT ACTIVATION COMMISSIONS- EXCLUSIVE APPROVED AGENTS. With respect to each Activation, an "Up-Front Activation Commission" of Twenty-five Dollars ($25.00) will be paid to Exclusive Approved Agents. No "Up-Front Activation Commission" will be paid to Approved Agents who sell other small dish products not compatible to the digital ExpressVu System.

1.2. RESIDUAL COMMISSIONS - EXCLUSIVE APPROVED AGENTS. ExpressVu shall also pay "Residual Commissions" to the Exclusive Approved Agent, in accordance with this Agreement (based upon the calendar year in which the Activation occurs) commissionable revenues in the case of all programming packages and subscriptions to the ExpressVu Programming Guide, but excluding Pay Per View, of five percent (5%) annally for three (3) years from the date of Activation.

1.3. PERFORMANCE CRITERIA - EXCLUSIVE APPROVED AGENTS. (1) Provided that the Exclusive Approved Agent (i) has fulfilled all other terms and conditions of the Agreement, and (ii) and meets minimum Activation targets, to be determined, in each twelve (1 2) months of operations, ExpressVu agrees to pay the Commission set out in Section 1.2.

1.4. SPECIAL PRIVILEGES TO EXCLUSIVE APPROVED AGENTS. In addition to the above Commissions, Exclusive Approved Agents will be entitled to the following privileges:

(i) Inclusion of Exclusive Approved Agent name, address and telephone number in retail advertisements placed from time to time by ExpressVu at no cost to the Exclusive Approved Agent.

(ii)  Participation in certain value-added incentive programs.

(iii) Higher allowances on rebateable cooperative advertising as determined by ExpressVu.

(iv) Certain discounts on sales aids, brochures, premium items and other sales assistance materials.

(v)   Participation in sales incentive programs.

1.5 RESIDUAL COMMISSIONS - NON - EXCLUSIVE APPROVED AGENTS. ExpressVu shall pay to the Non-Exclusive Approved Agent commissions in accordance with this Agreement (based upon the calendar year in which Activation occurs), commissionable revenues in the case of all programming packages and subscriptions to the ExpressVu Programming Guide, but excluding Pay Per View, of three percent (3%) annually for three (3) years from the date of Activation.

1.6. PERFORMANCE CRITERIA - NON-EXCLUSIVE APPROVED AGENTS (1) Provided that the Non-Exclusive Approved Agent (i) has fulfilled all other terms and conditions of the Agreement; and (ii) meets minimum Activation targets, to be determined, in each twelve (12) months of operation, ExpressVu agrees to pay the commission set out in Section 1.5.

(2) ExpressVu may, at its absolute discretion, change the annual Activation target for each year after 1996 and change the quarterly allocation of such annual targets once per year upon thirty (30) days written notice to the Non-Exclusive Approved Agent

1.7. EFFECT OF TERMINATION ON COMMISSIONS: In the event of termination of the Agreement for any reason, all of ExpressVu's obligations to pay "Residual Commissions" and any bonus commissions to Approved Agents shall cease immediately.

1.8. EFFECT ON COMMISSIONS OF RATE PLAN CHARGES. A change in a Subscribers basic monthly rate plan may result in a change to commissions payable to the Approved Agent if the Approved Agent is receiving "Residual
Commissions" paid annually.

"Residual Commissions" will be paid based on the plan changed to in accordance with this Schedule as at the date of change, except that if Residual Commissions' have already commenced, they will continue unchanged.

2.     CO-OP ADVERTISING PROGRAM.
      ExpressVu shall accrue to the benefit of the Approved Agent, for its use in advertising the Service, five dollars ($5.00) per Activation. Terms and conditions regarding eligible activities, claim and payment procedures are detailed in the Manual.

3.    PAYMENTS WITH RESPECT TO PROMOTIONS.
      Notwithstanding anything else contained in this Schedule or the Agreement, ExpressVu shall have the right for competitive and/or market reasons to change the commission structure and/or to reduce any commissions payable to the Approved Agent with respect to services which are specially priced for specific promotions implemented by ExpressVu from time to time.

                                                             SCHEDULE B

                            EXPRESSVU INC.
                       APPROVED AGENT AGREEMENT

                     STANDARD TERMS AND CONDITIONS
                     -----------------------------


SECTION 1. RELATIONSHIP: This Agreement does not constitute the Approved Agent as a partner, joint venturer, servant or employee of ExpressVu. The Approved Agent shall have no authority to bind ExpressVu in any respect and shall not hold itself out as having that authority. The Approved Agent shall not hold itself out as owned by or associated with ExpressVu other than as an independent Approved Agent authorized to sell the Service on the terms and conditions of this Agreement.

SECTION 2. PRODUCTS. ExpressVu may at any time change the content or the pricing of the Service.

SECTION 3. SALE, ASSIGNMENT AND/OR TRANSFER. The Approved Agent may not assign this Agreement or any of the Approved Agent's rights or obligations without the prior written consent of ExpressVu.

SECTION 4. CONFIDENTIALITY. 1
(1) The Approved Agent acknowledges that the Manual is loaned to the Approved Agent and shall at all times remain the sole and exclusive property of ExpressVu and, upon the expiration or termination of this Agreement for any reason whatsoever, the Approved Agent shall return the Manual to ExpressVu immediately. The Approved Agent shall at no time make copies of the Manual.

(2) The Manual and all other confidential information provided by ExpressVu to the Approved Agent is provided on a confidential basis. The Approved Agent shall maintain the confidentiality of all such confidential information. The Approved Agent shall not disclose any confidential information to any person except those with a "need to know" to enable the Approved Agent to conduct their business, except with ExpressVu's specific prior written authorization. The obligations of the Approved Agent under this Section 4 shall survive any termination of this Agreement.

SECTION 5. TERMINATION, (1) Either party may terminate this Agreement at any time by giving the other party sixty (60) days written notice to that effect.

(2) Notwithstanding Section 5 (1) ExpressVu may terminate this Agreement at any time with written notice:

(i) If the Approved Agent is in breach of its obligations under this Agreement and has failed to remedy this breach within thirty (30) days of having received written notice.

(ii) If the Approved Agent has persistently breached its obligations under this Agreement.

(iii) If the Approved Agent ceases to conduct its operation in the normal course of business.

(iv) If the Approved Agent is convicted of any criminal or quasi criminal offense including fraud, misleading advertising and other sales related offenses.

(v)   If there is a change in ownership of the Approved Agent

(vi) Where the Approved Agent fails to use its best effort to maximize market penetration for the Service in the area serviced by the Approved Agent.

(vii) If the Approved Agent knowingly uses or knowingly allows others to use the Service for unauthorized applications.

(viii) Where the Approved Agent copies or pirates or knowingly permits others to copy or pirate the Service or modifies or knowingly permits others to modify receivers without the permission of ExpressVu.

Upon termination, the Approved Agent must immediately cease to market the Service and return to ExpressVu the Manual and all other information, data and materials provided to the Approved Agent by ExpressVu. Should ExpressVu not request the return of this material, the Approved Agent shall immediately destroy its material at it own cost.

SECTION 6. EFFECT OF TERMINATION. If this Agreement is terminated for any reason:

i) ExpressVu may immediately deactivate all signals to the receiver assigned to the Approved Agent for demonstration purposes.

ii) ExpressVu shall not be liable to the Approved Agent for compensation or damages of any kind, whether for loss of profits or anticipated profits or on account of expenditures, investments or commitments made in connection with this Agreement, or on account of any other thing or cause

SECTION 7. NOTICES. All Notices, consents, approvals, statements, authorizations, documents or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, sent by telecopier or mailed by registered mail, postage prepaid at the addresses set forth hereunder namely if to ExpressVu at 1290 Central Parkway West, Suite 1008, Mississauga, Ontario, L5C 4R3. ATTENTION: VICE PRESIDENT, SALES AND MARKETING FAX NUMBER: (905) 272-5514

SECTION 8. WAIVER AND AMENDMENTS. No waiver or amendment hereunder shall be effective unless in writing.

SECTION 9. GENERAL PROVISIONS. If for any reason whatsoever, any term or condition of this Agreement or the application to any party or circumstance is to any extent invalid or unenforceable. all other terms and conditions of the Agreement and/or the application of such terms and conditions to parties or circumstances shall not be affected thereby and shall be separately valid and enforceable to the fullest extent permitted bylaw.

SECTION 10. LIMITATION OF LIABILITY. ExpressVu shall not be liable to the Approved Agent or to any customer of the Approved Agent for any interruption in the Service or any change in the content or pricing of the Service.

SECTION 11. INDEMNITY. The Approved Agent agrees to indemnify ExpressVu and to hold it harmless for and against all loss, claims, demands, actions and causes of action, including legal fees and disbursements, which ExpressVu may suffer or incur as a result of any claim, action or proceeding arising out of the breach of any obligation of Approved Agent under this Agreement or arising out of the actions or omissions of the Customers of the Approved Agent and arising out of the actions or omissions on the part of the Approved Agent, its employees or its Agents.